UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2022 (January 9, 2022)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On January 10, 2022, the Board of Directors (the "Board") of Boston Omaha Corporation (the “Company”), based upon the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee"), awarded bonuses to each of its co-chief executive officers, Adam Peterson and Alex Rozek, pursuant to the Company's Amended and Restated Management Incentive Bonus Plan (the "Bonus Plan").  The Bonus Plan is designed to encourage the growth in the Company's "Adjusted Stockholders' Equity", as defined in the Bonus Plan, based upon the increase in the Company's stockholders equity for such fiscal year less any increase arising from the sale of Company securities.   Under the Bonus Plan, the total awards shall equal 20% of the amount by which Adjusted Stockholders’ Equity Per Share for the applicable fiscal year exceeds 106% of Adjusted Stockholders’ Equity Per Share for the preceding fiscal year, subject to any limitation on total amounts payable under the Bonus Plan as may be established by the Bonus Plan and/or the Committee and in any event subject to a high water mark for the highest level for the Adjusted Stockholders’ Equity Per Share as previously determined by the Committee based upon the Company’s financial statements as filed with the Securities and Exchange Commission.  Based upon these factors, the Compensation Committee recommended a bonus for each of Mr. Peterson and Mr. Rozek in the amount of $7,192,404.50, for a total bonus payment under the Plan of $14,384,809.00, which recommendation was approved by the Board. In addition to determining the bonuses based upon the formula set forth in the Bonus Plan, the Compensation Committee and Board also took into consideration a number of other factors, including, but not limited to, the lack of any bonus payment to either Mr. Peterson or Mr. Rozek since they began their services as co-chief executive officers in 2015 and each of Mr. Peterson and Mr. Rozek providing their services to the Company for nominal compensation for four or more years. The bonus payment may be increased by an amount of less than 5% based upon final adjustments.

On January 10, 2022, the Board, based upon the recommendation of the Compensation Committee, awarded to Joshua P. Weisenburger, the Company's Chief Financial Officer, (i) a one-time bonus in the amount of $650,000.00; and (ii) established a long-term compensation incentive for Mr. Weisenburger of $250,000, such incentive (a) to be payable in equity in the Company vesting in three equal annual installments on each of December 31, 2022, 2023 and 2024, each installment’s vesting subject to Mr. Weisenburger’s continuing employment with the Corporation as its Chief Financial Officer at the time such installment vests, (b) any equity grants to be conditioned on the approval by the Company’s shareholders of an equity incentive plan to be established by the Company, and (c) in the event such equity incentive plan is not approved by the Company’s stockholders, the equity incentive value of such plan in the amount of $250,000 to be paid in three equal installments of $83,333.33 on each of December 31, 2022, 2023 and 2024, each installment payment subject to Mr. Weisenburger’s continuing employment with the Company as its Chief Financial Officer at the time such installment vests.  In addition, the Company increased Mr. Weisenburger's base salary, effective January 1, 2022, from $265,000 to $275,000 per calendar year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: January 13, 2022

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